As filed with the Securities and Exchange Commission on May 5, 2015

Registration No. 333-151799

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	41-2230745
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1300 Post Oak Boulevard, 8th Floor
Houston, TX	77056
(Address of principal executive offices)	(Zip code)

Main Street Capital Corporation 2008 Equity Incentive Plan

Main Street Capital Corporation 2008 Non-Employee Director Restricted Stock Plan
(Full title of the plan)

Vincent D. Foster
President and Chief Executive Officer
Main Street Capital Corporation
1300 Post Oak Boulevard, Suite 800
Houston, TX 77056

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Explanatory Statement

This Post-Effective Amendment No. 1 to Registration on Form S-8, Registration No. 333-151799 (the “Registration Statement”), is being filed to deregister certain shares of common stock, par value $0.01 per share (“Common Stock”), of Main Street Capital Corporation (the “Registrant”) that were registered for issuance pursuant to the 2008 Equity Incentive Plan and the 2008 Non-Employee Director Restricted Stock Plan.  The Registration Statement registered 2,200,000 shares of Common Stock for issuance pursuant to the 2008 Equity Incentive Plan and the 2008 Non-Employee Director Restricted Stock Plan.  The Registration Statement is hereby amended to deregister the remaining unissued shares of the Common Stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 5, 2015.

MAIN STREET CAPITAL CORPORATION

By:	/s/ Vincent D. Foster
Vincent D. Foster
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 5, 2015.

Signature	Title

/s/ Vincent D. Foster	Chairman, President and Chief Executive Officer
Vincent D. Foster	(principal executive officer)

/s/ Brent D. Smith	Chief Financial Officer and Treasurer
Brent D. Smith	(principal financial officer)

/s/ Shannon D. Martin	Vice President and Chief Accounting Officer
Shannon D. Martin	(principal accounting officer)

/s/ Michael Appling Jr.	Director
Michael Appling Jr.

/s/ Joseph E. Canon	Director
Joseph E. Canon

/s/ Arthur L. French	Director
Arthur L. French

/s/ J. Kevin Griffin	Director
J. Kevin Griffin

/s/ John E. Jackson	Director
John E. Jackson